Exhibit 99.1

inContact Announces Proposed Offering of $100 Million of Convertible Senior Notes due 2022

SALT LAKE CITY – March 23, 2015 – inContact (NASDAQ: SAAS) today announced its intention to offer, subject to market conditions and other factors, $100 million aggregate principal amount of Convertible Senior Notes due 2022 (the “Notes”) in a private offering to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). inContact expects to grant the initial purchaser of the Notes an option to purchase up to an additional $15 million aggregate principal amount of Notes on the same terms and conditions.

inContact intends to apply approximately $22.7 million of the net proceeds to retire approximately $11.7 million of term loans and capital lease obligations and to repay $11.0 million of outstanding draws on our secured revolving credit facility, which will result in $15.0 million of future capacity available under the revolving credit facility. The remaining net proceeds will be used for general corporate purposes.

The Notes will be unsecured, senior obligations of inContact, and interest will be payable semi-annually. The Notes will become convertible only under certain circumstances and during certain periods. The Notes will not be redeemable at inContact’s option prior to April 1, 2019. On or after April 1, 2019, the Notes will be redeemable at inContact’s option if the last reported sale price of inContact’s common stock for at least 20 trading days (which need not be consecutive trading days) in any 30-day trading period exceeds 130% of the conversion price for the Notes. inContact will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election. Final terms of the Notes, including interest rate, conversion rate and other terms, will be determined at the time of pricing.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Notes nor any shares of inContact’s common stock issuable upon conversion of the Notes have been or will be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, the ability of inContact to satisfy the conditions to the closing of the offering and the intended use of the net proceeds from the offering. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with inContact’s business and finances in general, and the other risks described in inContact’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. inContact undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

About inContact

inContact (NASDAQ: SAAS) is the cloud contact center software leader, helping organizations around the globe create customer and contact center employee experiences that are more personalized, more empowering and more engaging today, tomorrow and in the future. inContact continuously innovates in the cloud and is the only provider to offer core contact center infrastructure, workforce optimization plus an enterprise-class telecommunications network for the most complete customer journey management.

Media Contacts:

Cheryl Andrus

cheryl.andrus@incontact.com

(801) 320-3646

Investor Contact:

Edward Keaney

Market Street Partners

ekeaney@marketstreetpartners.com

(415) 445-3238